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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  November 28, 2001



                             XO COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)


Delaware                          0-30900                        54-1983517
(State or other               (Commission File                 (IRS Employer
jurisdiction of                    Number)                   Identification No.)
incorporation)



11111 Sunset Hills Road, Reston, Virginia                         20190
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code:  703-547-2000







          (Former name or former address, if changed from last report)


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Item 5. Other Events

     On November 29, 2001, XO Communications, Inc. ("XO") announced that it has entered into a preliminary agreement with Forstmann Little and Telefonos de Mexico S.A. de C.V. ("TELMEX"), attached hereto as Exhibit 10.1 and incorporated herein by reference, pursuant to which XO will receive an investment of $400 million from each company, or a total of $800 million, in exchange for new equity in the company.

     The preliminary agreement provides for the execution of a definitive agreement on or before December 14, 2001. The investment is contingent on XO successfully completing a restructuring of its existing balance sheet and upon receipt of regulatory approvals. The restructuring is expected to require the completion of transactions with holders of XO senior notes and lending institutions under XO's secured credit facility, resulting in XO having total debt outstanding of no more than $1 billion of senior secured debt in addition to its existing capital lease obligations.

     At the end of the third quarter XO had more than $1 billion of cash or cash equivalents, which the company believes will be sufficient to fund the company's business operations, without interruption, during the financial restructuring.

     Proceeds of the investment will be used to fund the continued development of XO's broadband telecommunications networks, on-going business operations and to complete the balance sheet restructuring. Once the investment and restructuring are complete, XO is expected to have a fully funded business plan.

     Following the close of the investment and the balance sheet restructuring, Forstmann Little and TELMEX will each own 39 percent of the company's outstanding equity. The remaining equity, other than that allocated to the company's employees, is expected to be held primarily by holders of the company's senior notes. Consequently, current holders of the company's equity securities are expected to lose substantially all of the value of their investment as a result of the restructuring.

     XO also announced that as required by the terms of the new investment and as a part of the financial restructuring it will not make scheduled interest and dividend payments on its unsecured notes or preferred equity securities after November 30, 2001.

     A copy of the press release issued by XO on November 29, 2001 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

          10.1 Term Sheet by and among XO Communications, Inc., Forstmann Little & Co. Equity Partnership-VII, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership- VIII, L.P. dated November 28, 2001.

          99.1      Press Release of XO Communications, Inc. dated November 29,
                    2001.

                                      -2-

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       XO COMMUNICATIONS, INC.

                                       By:    /s/ Gary D. Begeman
                                          --------------------------------------
                                          Name:   Gary D. Begeman
                                          Title:  Senior Vice President,
                                                  General Counsel and Secretary

November 29, 2001


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                                  Exhibit Index
                                  -------------


Exhibit No.    Description
-----------    -----------

10.1 Term Sheet by and among XO Communications, Inc., Forstmann Little & Co. Equity Partnership-VII, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership- VIII, L.P.

99.1           Press Release of XO Communications, Inc. dated November 29, 2001.